Exhibit 10.2
AMENDED AND RESTATED OWNERSHIP LIMIT WAIVER AGREEMENT (VORNADO)
     THIS AMENDED AND RESTATED OWNERSHIP LIMIT WAIVER AGREEMENT (this “Agreement”), dated as of October 27, 2008, is between Lexington Realty Trust, a Maryland real estate investment trust (the “Company”), and Vornado Realty L.P. (“VRT”), a Delaware limited partnership (together with any entity at least 99% of the voting securities of which are owned by VRT, “Vornado”) and amends and restates, as set forth below, that certain Ownership Limit Waiver Agreement (Vornado), dated as of December 31, 2006, between the Company and VRT (the “Original Agreement”). Capitalized terms used, but not otherwise defined, in this Agreement shall have the meanings given to them in the hereinafter-mentioned Declaration.
RECITALS
     A. Article IX of the Company’s Declaration of Trust (the “Declaration”) contains (1) a restriction prohibiting any Person from Beneficially Owning or Constructively Owning outstanding shares of beneficial interest in the Company which are classified as Common Stock or Preferred Stock (the “Equity Stock”) in excess of 9.8% of the value of the outstanding Equity Stock of the Company (the “Ownership Limit”) and (2) a restriction setting forth that any sale, transfer, gift, hypothecation, pledge, assignment, devise or other disposition of Equity Stock of the Company that, if effective, would result in any Person Beneficially Owning or Constructively Owning Equity Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would be otherwise Beneficially or Constructively Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such excess shares of Equity Stock.
     B. The Company and Vornado entered into the Original Agreement in connection with the merger of Newkirk Realty Trust, Inc. with and into the Company on December 31, 2006.
     C. Vornado has requested an increase in the number of shares of Equity Stock that are covered by the Original Agreement in connection with a purchase of an additional 8.0 million shares of Equity Stock of the Company which purchase is estimated to close on or about October 31, 2008 (the date of the actual closing, the “Settlement Date”).
     D. Pursuant to subparagraph (a)(9) of Article IX of the Declaration, the Company’s Board of Trustees has adopted resolutions approving Vornado’s exemption from the Ownership Limit on the terms and conditions hereinafter set forth.
AGREEMENT
1. WAIVER OF OWNERSHIP LIMIT
     1.1 The Company exempts Vornado, effective as of the date hereof and subject to the terms herein, from the Ownership Limit solely (A) (i) to the extent of Vornado’s Beneficial Ownership or Constructive Ownership of the lesser of (1) 8,000,000 shares of Equity Stock of the Company to be acquired on the Settlement Date plus the number of shares of Equity Stock of the Company into which 8,149,594 limited partnership units in The Lexington Master Limited Partnership (“MLP Units”) are redeemable pursuant to the Second Amended and Restated Limited Partnership Agreement of the Partnership; and (2) any lesser number of shares of Equity Stock of the Company owned by Vornado from time to time after the Settlement Date, plus (ii) the number of shares of Equity Stock of the Company applicable to Vornado’s Beneficial Ownership or Constructive Ownership of any Equity Stock of the Company that is owned by Winthrop Realty Trust or WRT Realty L.P. (together (“Winthrop”), but in no event more than the lesser of (1) 3,500,000 shares of Equity Stock of the Company and (2) any lesser number of shares of Equity Stock of the Company owned by Winthrop from time to time following the Settlement Date, and (B) upon and subject to Vornado’s compliance with Section 2.2 below and its continued compliance with the covenants referred to therein. This exemption shall not apply to any other shares of Equity Stock of the Company Beneficially Owned or Constructively Owned by Vornado.
     1.2 For avoidance of doubt, (x) following any sale, assignment, transfer or other disposition by Vornado of shares of Equity Stock of the Company, the exemption granted by the Company hereunder shall exempt Vornado from the Ownership Limit only with respect to the maximum aggregate number of shares of Equity Stock of the Company, as the case may be, owned by Vornado immediately after such sale, assignment, transfer or disposition and after each such sale, assignment, transfer or disposition by Vornado anytime thereafter and (y) under no circumstances shall this exemption apply to any Equity Stock of the Company acquired by Vornado or Winthrop at any time after the Settlement Date, with the exception of shares of Equity Stock of the Company acquired by Vornado upon redemption of the 8,149,594 MLP Units or that are acquired by Vornado through a distribution by Winthrop of the 3,500,000 (or such lesser number) shares of Equity Stock owned by Winthrop on the Settlement Date.
2. LIMITATIONS AND OTHER MATTERS
     2.1 The exemption set forth in Section 1 above (the “Ownership Limit Waiver”) shall not be effective if and to the extent that, as a result of Vornado’s ownership of Equity Stock of the Company permitted by reason of the Ownership Limit Waiver, (A) the Company would be considered to own (actually or Constructively, applying the provisions of Section 856(d)(5) of the Code) an interest described in Section 856(d)(2)(B) of the Code in a “Vornado Related Tenant” (as defined in Section 2.4 herein), or (B) any “individual” (within the meaning of Section 542(a)(2) of the Code) would be considered to “own” (within the meaning of Section 856(h) of the Code) any of the shares of Equity Stock of the Company covered by the Ownership Limit Waiver, of more than 9.8% (by number of shares or value, whichever is more restrictive) of the total outstanding shares of Equity Stock of the Company (whether or not such ownership causes the Company to be “closely held” under the REIT rules). In addition, if the Ownership Limit Waiver is not effective as a result of the operation of any clause(s) of the preceding sentence, the Equity Stock of the Company that otherwise would be Excess Stock shall be deemed to have been transferred to the Company in accordance with subparagraph (b)(1) of Article IX of the Declaration.
     2.2 For the Ownership Limit Waiver to be effective, Vornado Realty L.P. must execute a counterpart signature page to this Agreement and complete and make the representations and covenants set forth in the Certificate of Representations and Covenants, the form of which is attached hereto as Exhibit A (the “Certificate”), and must deliver such Certificate to the Company. Except as otherwise determined by the Board of Trustees of the Company, the Ownership Limit Waiver shall cease to be effective upon any breach of the representations or covenants set forth herein or in the Certificate. In addition, if the Ownership Limit Waiver ceases to be effective as a result of the operation of the preceding sentence, the shares of Equity Stock of the Company that would otherwise be Excess Stock shall be deemed to have been transferred to the Company in accordance with subparagraph (b)(1) of Article IX of the Declaration.
     2.3 Vornado Realty L.P. shall deliver to the Company, at such times as may reasonably be requested by the Company (it being acknowledged that the Company may reasonably make such request on at least a calendar quarterly basis), a certificate signed by an authorized officer of Vornado Realty L.P. to the effect that Vornado Realty L.P. has complied and expects to continue to comply with its representations and covenants set forth in this Agreement and the Certificate. If so requested by the Company, Vornado will cooperate with the Company in investigating any direct or indirect relationship that Vornado and any Person whose ownership of shares of Equity Stock of the Company would be attributed to Vornado under Section 318(a) of the Code (as modified by Section 856(d)(5) of the Code), may have with the Company’s tenants or “independent contractors” (within the meaning of Section 856(d)(3) of the Code), including but not limited to Vornado’s relationship with Winthrop, for purposes of determining compliance with the provisions of this Ownership Limit Waiver and in updating the Certificate accordingly. However, the Company’s remedies under this Agreement with respect to Vornado Realty L.P.’s representations and covenants set forth in this Agreement and the Certificate shall become effective only if and for the taxable years of the Company during which Vornado requires the exemptions afforded to Vornado under this Agreement (the “Waiver Period”).
     2.4 For purposes of this Agreement, “Vornado Related Tenant” means any entity (x) in which Vornado owns during the Waiver Period (actually or Constructively, applying the provisions of Section 856(d)(5) of the Code), in the case of a corporation, shares equal to or greater than the “Threshold Percentage” (as defined in Section 2.5 herein) of either the total combined voting power of all classes of stock of such entity entitled to vote or the total value of shares of all classes of stock of such entity or, in the case of an entity that is not a corporation, an interest equal to or greater than the Threshold Percentage in the assets or net profits of such entity (such actual or Constructive ownership equal to or greater than the Threshold Percentage being hereinafter called a “Related Interest”), (y) from which the Company is or will be deriving rental income (other than a taxable REIT subsidiary, if the requirements of Section 856(d)(8) of the Code are satisfied) and (z) included in the tenant list (the “Tenant List”) attached hereto as Exhibit B (or added to such Tenant List pursuant to the next sentence), unless the Board of Trustees of the Company has determined that the Company derives (and is expected to continue to derive) an amount of gross rental income that is sufficiently small so as not to adversely affect the Company’s ability to qualify as a REIT. The Company may add an entity to the Tenant List from time to time by written notice (which may be made by email with a written confirmation copy to follow within one business day by hand, facsimile or overnight delivery) to Vornado and Vornado shall promptly review any such revisions to the Tenant List (reflecting substitute or additional tenants) at the request of the

Company and recertify its acknowledgment and agreement under this Agreement to such Tenant List within three (3) business days of the date of such written notice, which response may initially be made by email, but shall be followed within two (2) business days thereafter with a hard copy of recertification of the Certificate in Exhibit A with the updated Tenant List attached (the “Response Period”), provided, however, that if such notice is delivered at a time when Vornado owns a Related Interest in such entity that would result in the Company’s owning (actually or Constructively) an interest in such entity described in Section 856(d)(2)(B) of the Code, then, subject to the following proviso, such entity shall not be added to the Tenant List so long as Vornado so notifies the Company within the Response Period, which response shall include Vornado’s percentage owned in such entity; provided, further, that if such notice is given at a time when either Vornado’s interest in such entity has a fair market value of less than $1,000,000 or Vornado is engaged in active discussions regarding a potential acquisition of a Related Interest in such entity that would result in the Company’s owning (actually or Constructively) an interest in such entity described in Section 856(d)(2)(B) of the Code, then Vornado shall so notify the Company within the Response Period, and the parties shall jointly determine in good faith, based on the parties’ relative economic interests and REIT qualification interests with respect to such entity, whether such entity shall be added to the Tenant List. Vornado shall advise the Company of the percentage ownership that its Related Interest represents in each Vornado Related Tenant not later than five days following the date of the Company’s request for such information.
     2.5 For purposes of Section 2.4 above, the “Threshold Percentage” shall mean the percentage which, taking into account the shares or other ownership interests in the applicable tenant held by each other holder of shares of Equity Stock of the Company (as of the date of determination) who or which prior to the date hereof has been granted an exemption from the Ownership Limit (an “Exempt Holder”), would cause the Company to own (actually or Constructively, applying the provisions of Section 856(d)(5) of the Code) stock or other ownership interests in such applicable tenant equal to or greater than 9.8%. If more than one Exempt Holder owns shares or other ownership interests with respect to the applicable tenant that, in the aggregate, amount to 9.8% or greater , then each such Exempt Holder’s Threshold Percentage in such applicable tenant shall mean the percentage determined by dividing 9.8% by the number of such Exempt Holders as of the date of determination. The Company hereby represents and warrants that as of the date hereof, the Company has granted waivers of Article IX of the Declaration to those Exempted Holders (other than Vornado) and in such amounts as set forth on Exhibit C hereto and represents and warrants that such waiver shall terminate upon such Exempted Holders ownership decreasing below 9.8%.
3. MISCELLANEOUS
     3.1 All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Maryland, without giving effect to any choice of law or conflict of law provision (whether of the State of Maryland or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Maryland.

     3.2 This Agreement may be signed by the parties in separate counterparts, each of which when so signed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.
     3.3 All references to any Code provision shall be deemed to include any successor provisions of the Code and any regulatory, judicial or administrative amendment or interpretation of such statutory provisions.
     3.4 To the extent shares of Equity Stock subject to the Ownership Limitation Waiver provided for in this Agreement are treated as Excess Shares pursuant to Article IX of the Declaration, if permitted under applicable law and regulation, the treatment of shares of Equity Stock as Excess Shares shall be done in a way that first treats shares of Equity Stock other than shares of Equity Stock acquired on the Settlement Date as Excess Shares and then any other shares of Equity Stock, including the shares of Equity Stock acquired on the Settlement Date. For the avoidance of doubt, nothing in this Agreement shall be interpreted, construed or deemed to grant a waiver of the Ownership Limit to anyone other than Vornado.
[Signature Page Follows]

     Each of the parties has caused this Agreement to be signed by its duly authorized officers as of the date set forth in the introductory paragraph hereof.

THE COMPANY		VORNADO

Lexington Realty Trust		Vornado Realty L.P.

		By:	Vornado Realty Trust General Partner

By:	T. Wilson Eglin	By:	/s/ Alan J. Rice
	Name: T. Wilson Eglin		Name: Alan J. Rice
	Title: Chief Executive Officer		Title: SVP

EXHIBIT A TO THE WAIVER AGREEMENT
CERTIFICATE OF REPRESENTATIONS AND COVENANTS
FOR
OWNERSHIP LIMIT WAIVER
     The undersigned desires that the Amended and Restated Ownership Limit Waiver Agreement (the “Waiver Agreement”) dated as of October ___, 2008, between the undersigned and Lexington Realty Trust, a Maryland real estate investment trust (the “Company”), be applicable to the shares of Equity Stock of the Company Beneficially Owned or Constructively Owned or to be received by the undersigned to the extent provided in the Waiver Agreement. Capitalized terms used, but not otherwise defined, in this Certificate shall have the meanings given to them in the Waiver Agreement.
     In connection with the Waiver Agreement, the undersigned makes the following representations effective as of the date of execution hereof:
(a)	For U.S. federal income tax purposes, Vornado is a United States person within the meaning of Section 7701(a)(30) of the Code.

(b)	The Equity Stock of the Company covered by the Waiver Agreement will be acquired by Vornado for its own account.

(c)	Except as disclosed to the Company in writing, Vornado does not own (actually or Constructively, applying the provisions of Section 856(d)(5) of the Code) a Related Interest in any of the entities included in the Tenant List attached hereto as Schedule A, as the same may be supplemented from time to time in accordance with the Waiver Agreement.

(d)	Vornado agrees that, during the Waiver Period, it will not increase its ownership in any of the entities included in the Tenant List attached hereto without the prior consent of the Company, which consent will be granted based on the analysis of the shareholdings of all Exempt Holders.

(e)	Vornado shall not take any affirmative action in the future that could reasonably be expected to cause the Company to be treated as deriving “impermissible tenant service income” (within the meaning of Section 856(d)(7) of the Code), provided that any “independent contractor” for purposes of Section 856 of the Code is identified in Schedule B attached hereto.

(f)	Vornado further represents and warrants to the Company that:
(i)	as of the date of execution and delivery hereof; it Beneficially Owns or Constructively Owns 0 shares of Equity Stock of the Company; and

(ii)	no “individual” (as defined in Section 542(a)(2) of the Code) who “owns” (within the meaning of Section 856(h)(1) of the Code) any of the shares of Equity Stock of the Company covered by the Ownership Limit Waiver, shall own shares of Equity Stock of the Company in an amount greater than 9.8% (by number of shares or value, whichever is more restrictive) of the total outstanding shares of Equity Stock of the Company.
(g)	The undersigned covenants to notify the Company promptly after the undersigned obtains knowledge that any of the foregoing representations (including any disclosures provided in connection with its representation in (c) above) is or may no longer continue to be accurate.

Dated:_________________	Vornado Realty L.P.
	By:	Vornado Realty Trust
General Partner

By:
		Name:	Alan J. Rice
		Title:	Senior Vice President

SCHEDULE A TO THE CERTIFICATE
TENANT LIST
(i) Structure, LLC
3M Company
AboveNet Communications, Inc.
ABS Americas
ACS State & Local Solutions, Inc.
Adolphus Associates
Advance PCS, Inc.
Advanstar Communications, Inc.
AGC Automotive Americas Co.
Alice H. Vinton dba Vinton Realty
Allen Vaught
Allied International Credit Corp.
Allstate Insurance Co.
Alstom Power, Inc.
ALTA MIRA
American Electric Power
American Golf Corporation
American Savings Bank, F.S.B.
Amica Mutual Insurance Company
Aminex Corporation
Amy K.S. Fung
Anadarko Petroleum Corporation
Angell ML You
Ansys, Inc.
Antenna Audio, Inc.
Anthony L. Pace and Michael S. Moran
Applebee’s Services, Inc.
Apria Healthcare, Inc.
Arbor E&T, LLC
AS Watson(Health and Beauty Continental Europe)BV
ASM Lithography Inc.
Associated Billing Services, LLC
AT&T Corp.
AT&T Wireless Services, Inc.
Atlas Cold Storage America LLC
Avnet, Inc.
Avoplex Corporation
B Sheppard Consulting
Baker Hughes, Inc.
Bally Total Fitness of the Midwest, Inc.
Baltimore Area Convention and Visitors Association, Inc.
Bank of America
Bank of America NT & SA

Bank One
Bank One Indiana, N.A.
Bank South N.A.
BASF Corporation
Bay Valley Foods, LLC
BCD Travel USA LLC
Bell South Mobility, Inc.
Best Buy Company, Inc
Bill “Bulldog” Cunningham
BI-LO, LLC
Biovail Pharmaceuticals, Inc.
BJC Health System
Blue Cross Blue Shield of South Carolina, Inc.
BMW Financial Services NA, LLC
BOMA adjustment
BP America Production Company
Brinker Corner Bakery II LLC
Brink’s, Inc.
Broadcast Services, Inc.
Brookshire Grocery
Brown Mackie College-Phoenix, Inc.
B-Squared, Inc.
Bull HN Information Systems, Inc.
CAC Group, Inc.
CAE SimuFlite, Inc.
Cafe 160
Cafeteria Legg
Cafeteria Operators LP
Cakewalk Weddings
California Preferred Credit Union
Capital One Services, Inc.
Capital Pacific Partners
Carlson Restaurants Worldwide, Inc.
Car-Tel Communications, Inc.
CDI Engineering Solutions Inc
CEVA Logistics US, Inc.
Chi Kan Leung
Chicago Bridge and Iron, Inc.
Circuit City Stores, Inc.
Cityspace Real Estate, Inc
Clayton Insurance Agency
Clegg Daniels & Petrey, LLC
Colliers Pinkard
Community First Bank
Compass Bank
Corinthian Colleges, Inc.

Corning, Inc.
Corona Resources, LTD
Corporate Express Office Products, Inc.
Cox Communications, Inc.
CRS Insurance Group LLC
Cruise & Yost, LLC
CSI, Inc.
Cummins, Inc.
Daimler Chrysler Financial Services Americas, LLC
Damar Services, Inc.
Dana Commercial Vehicle Products, LLC
Dana Light Axle Products, LLC
Dana Structural Products, LLC
Darrell Lim and Company, Inc.
Dean Hamada and Jeffrey Engel dba Core Realty
Department of Navy
Diabetech, LP
Donna Reed, dba Donna’s Tattoo Shop
Doris Abe dba Tropic Beauty Salon
Dr. Marvin Winter DDS
Draftfcb, Inc.
East Dallas/Lakewood People
Economic Research Group
Edward F. Clarke
Edward Jones
Elder & Disability Law Firm PC
Electronic Data Systems, LLC
eLitigation Solutions, Inc.
Elizabeth Dolter
Employers Compensation Insurance Co.
Employers Reinsurance Corporation
Entergy Arkansas, Inc.
Entergy Gulf States
Entergy Services, Inc.
Envision Network Solutions
Eoh Enterprises LLC
Equant Inc.
Essex Group, Inc.
Exel Logistics, Inc.
Experian Information Solutions, Inc.
Falcon’s Nest
FAQ Hawaii, Inc.
Federal Express Corporation
Federal-Mogul Corporation
Ferris, Baker Watts, Inc.
Fidelity National

Fisher Hawaii, Inc.
Fitness Center
Food Lion, Inc.
Forgreen Associates, Inc.
Frontier Corporation
FTJ FundChoice, LLC
Gabrielle Faletta
Galderma Laboratories L.P.
Gartner, Inc.
General Electric Company
Georgia Power Company
GFS Realty, Inc.
Glenn-Mar Rehabilitation
Global Healthcare Exchange
Great American Insurance Company
Grubb & Ellis
Hagemeyer North America, Inc.
Haggar Clothing Company
Harbor Freight Tools USA, Inc.
Harcourt Brace Jovanovich, Inc.
Harcourt, Inc.
Harriet Gay
Hartford Fire Insurance Company
Harvard Vanguard Medical Association
Hawaii Job Corp.
Hawaii Right To Life, Inc.
Hazel Davis
Hazel M. Yoichisako dba Miki’s Beauty Shop
Heidelberg Web Systems, Inc.
Henderson & Hundley, P.C.
Hnedak Bobo Group, Inc.
Holt & Hirsch
Honeywell International, Inc.
Honolulu Barber School, LTD.
IKON Office Solutions, Inc.
IMC Direct
Inflow, Inc.
Ingram Micro, L.P.
Internal Revenue Service
International Business Machines Corporation
Invensys Systems, Inc.
InVentiv Communications, Inc.
Jack F. Lewis, CPA
Jacky Wong dba Wong’s Photos
Jacobson Warehouse Company, Inc.
James E. Davis

James Hardie Building Products, Inc.
James J. Benes & Associates, Inc.
James Lee & Li-Ping LCP
Jane Shigemoto dba Star Beauty Shop
JC Telecom Solutions
Jennings Pacific
Joan Nishiguchi dba Joan’s Beauty Salon
John Jensen
John Micelli
John R. Allen
John W Higgins, DBA Higgins Development Partners
John Wiley & Sons, Inc.
Jones Apparel Group, Inc.
Jordan Associates, Inc.
Joseph Campbell Company
JP Morgan Chase Bank National Association
Kelsey-Hayes Company
Kenny & Markowitz
Kevin M. Connors Psy. D, Inc.
Kingswere Furniture
Kmart Corporation
Kohl’s Department Stores, Inc.
Kraft Foods North America, Inc.
KS Management Services, LLP
Lakewood Therapy, Inc
Laughlin, Falbo, Levy & Moresi LLP
Lay-Z-Boy Greensboro, Inc.
League of Women Voters
Leetex Construction
Legg Mason Tower, Inc
Leo Gary Williams and Tina Marie Williams
Let Us Copy, LLC
Libbey Glass, Inc.
Linens-N-Things, Inc.
Lithia Motors
Litton Loan Servicing LP
Loan Servicing, Inc
Lockheed Martin, Corp.
L’Oreal USA S/D, Inc.
Loriann Gordon Landscape
Lucent Technologies, Inc.
Macy’s Department Stores, Inc.
MAHLE Clevite, Inc.
Malone’s Food Stores
Management & Training Corporation
Marsh Supermarkets, Inc.

MDG Medical Inc.
Meador & Meador
Menke & Associates, Inc
Metris Direct, Inc.
Michael S.Nomura dba Nomura Designs
Middleburg, Riddle & Gianna
Miller Travel Inc.
Mimeo.com, Inc.
Mint Julip
Minyard Food Stores, Inc.
Modern Key Shop, Inc.
Money Management International
Montgomery County Management Company LLC
Morgan, Lewis & Bockius LLC
Motel 6 Operating L.P.
National Louis University
Nevada Power Company
New Cingular Wireless PCS, LLC
New Jersey Natural Gas Company
Newpark Drilling Fluids, Inc.
Nextel Communications of the Mid-Atlantic, Inc.
Nextel of Texas
Nextel West Corp.
Nissan Motor Acceptance Corporation
Northern Tile Co.
Northrop Grumman Systems Corporation
Northwest Pipeline Corporation
Oce Printing Systems USA, Inc.
ODW Logistics, Inc.
Office Suites Plus Properties, Inc
Ofie P. Valdez
Omnipoint Holdings, Inc.
Oncourt Offcourt, Ltd
Ong’s Family, Inc.
OSI Systems, Inc.
OTS survey Adjustment
Owens Corning Insulating Systems LLC
Owens Corning Roofing and Asphalt LLC
Owens Corning, Inc.
Pacific and Asian Heritage
Packet 360, Inc.
Parkway Chevrolet, Inc.
Parkway Corporation
Pathmark Stores, Inc.
Patterson Thoma Company, Inc
Payless Shoe Source, Inc.

PCC Natural Markets
PerkinElmer Instruments, LLC
Plastic Omnium Exteriors, LLC
Playboy Enterprises, Inc.
Praxair Healthcare Services, Inc
Primms, Inc.
Principal Life Insurance Company
Profiles Financial Group, Inc.
Prudential California Realty
Quickie Manufacturing Corporation
Raytheon Company
RE/MAX Results Realty
Riverland Credit Union
Rock Falls Country Market LLC
Rotron, Inc.
Royal Appliance Manufacturing Company
Rubber Duck Creative, LLC
Ruth W. Stidger
Safeway Stores, Inc.
Salon of Rochet Science. Inc.
Sam’s Real Estate Business Trust
Sanofi-aventis US, Inc.
Sansome Street Advisors
Save-A-Lot Ltd
Scott Carolson Real Estate
Scottrade, Inc
Sears Holding Corporation
Sears, Roebuck & Company
Sharon Teruya Cargo dba H&S Beauty Shoppe
Siemens Dematic Postal Automation, L.P.
Siemens Product Lifecycle Management Software, Inc.
Silver Spring Gardens, Inc.
SKF USA, Inc.
Skinwithin Services, LTD
SMS Research & Marketing SVCS, Inc.
Sony Electronics, Inc.
Spears & Spears P.C.
SprintCom, Inc.
Spunge
Starbucks Coffee Co.
State Farm
Steelcase, Inc.
Stellmacher & Sadoyama, LTD.
Sterling Vision of California
Storage
Summit Healthcare Management Res

Sun National Bank
Sun Trust Bank
Temic Automotive of North America, Inc.
Tenneco Automotive Operating Company, Inc.
Tetra Tech
Texas Neurology
TFC Services, Inc.
The Center Club, Inc.
The Hillman Group, Inc.
The Kroger Company
The McGraw-Hill Companies, Inc.
The Realty Company, Ltd.
The Shaw Group, Inc.
The Sygma Network, Inc.
The Visiting Nurse Association of Texas
The Wackenhut Corporation
Thomas & Libowitz, P.A.
Thompson, Rollins, Schwartz, and Borowski LLC
TI Group Automotive Systems, LLC
Time Customer Service, Inc.
Tina Marie Williams, dba Studio VIP
Ting Shin Corp.
Tower Automotive Operations USA I, Inc.
Training Development and Systems, Inc.
Transamerica Life Insurance Company
Transfair North America International Freight Services, Inc., d/b/a Transgroup Worldwide Logistics
Transocean Offshore Deepwater Drilling, Inc.
Travelers Express Company, Inc.
TXU Energy Retail Company, LLC
UINTA County Herald
Unilever Supply Chain, Inc.
Unisource Worldwide. Inc.
United Healthcare Services, Inc.
United Technologies Corporation
US Government
VC3, Inc.
Verizon Wireless
Victor Fujita
Vision Investment Group, LLC
VoiceStream PCS I Corporation
VoiceStream PCS II Corporation
Voicestream Wireless (TMobile)
W.M. Wright Company
Wachovia Bank N.A.
Walgreen Company

Washington Mutual Home Loans, Inc.
Wells Fargo Bank, N.A.
Wells Fargo Home Mortgage, Inc.
William D. Graue, Inc
Wilmer, Cutler & Pickering
Windell Investments
Winthrop Managment
Worldtravel Partners I, LLC
Worldwide Circuit Technology
Worthington Direct, Inc.
Xerox Corporation
Yogikyupa, Inc. aba Quickshop
Young Tai Company, LLC
Zwicker & Associates, PC

SCHEDULE B TO THE CERTIFICATE
INDEPENDENT CONTRACTOR LIST
Billingsley Property Services, Inc. (Accor)
Colliers Monroe Friedlander (Honolulu)
Duke Realty Services (BMW)
Commercial Alliance (Mimeo)
Jones Lang LaSalle (AS Watson)
Pitcairn Property Management Svcs (6 Penn)
Schnitzer Northwest (Spacelabs)
Winthrop Management LP

EXHIBIT B TO THE WAIVER AGREEMENT
TENANT LIST
Toys “R” Us
Alexanders, Inc.
Virgin Records

EXHIBIT C TO THE WAIVER AGREEMENT
EXEMPT WAIVER HOLDERS
1.	Apollo Real Estate Investment Fund III up to 18,687,236 shares of Equity Stock